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                                                                     Exhibit 5.2
                    [LETTERHEAD OF WILLKIE FARR & GALLAGHER]

December 14, 2001

PartnerRe Ltd.
PartnerRe Finance II Inc.
PartnerRe Capital Trust II
PartnerRe Capital Trust III
96 Pitts Bay Road
Pembroke Parish HM08
Bermuda

                  Re:      PartnerRe Ltd.
                           PartnerRe Finance II Inc.
                           PartnerRe Capital Trust II
                           PartnerRe Capital Trust III
                           Registration Statement on Form S-3
                           ----------------------------------

Dear Ladies and Gentlemen:

                  We have acted as United States counsel for PartnerRe Ltd., a Bermuda company (the "Company"), PartnerRe Finance II Inc., a Delaware corporation ("PartnerRe Finance"), PartnerRe Capital Trust II, a Delaware statutory business trust ("Capital Trust II") and PartnerRe Capital Trust III, a Delaware statutory business trust ("Capital Trust III" and, together with Capital Trust II, the "Capital Trusts"), in connection with the preparation and filing on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement") of up to $600,000,000 aggregate securities of the Company, PartnerRe Finance and the Capital Trusts, consisting of: the Company's senior and subordinated debt securities (collectively, the "Company's Debt Securities"), PartnerRe Finance's senior, subordinated and junior subordinated debt securities (collectively, the "PartnerRe Finance Debt Securities" and, together with the Company's Debt Securities, the "Debt Securities"); the Company's common shares, par value $1.00 per share ("Common Shares"); the Company's preferred shares, par value $1.00 per share ("Preferred Shares"); depositary shares representing fractional interests in Common Shares or Preferred Shares ("Depositary Shares"); warrants to purchase Common Shares ("Common Share Warrants"), warrants to purchase Preferred Shares ("Preferred Share Warrants") and warrants to purchase the Company's Debt Securities ("Debt Warrants," and together with Common Share Warrants and Preferred Share Warrants, the "Warrants"); preferred securities of each Capital Trust

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PartnerRe Ltd.
December 14, 2001
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(collectively, the "Trust Preferred Securities"); share purchase contracts obligating the holders to purchase from the Company a specified number of Common Shares ("Share Purchase Contracts"), which may be issued separately or as part of share purchase units, each consisting of a Share Purchase Contract, and of a beneficial interest in the Company's Debt Securities, PartnerRe Finance senior debt securities, PartnerRe Finance subordinated debt securities, Preferred Shares, Trust Preferred Securities or debt obligations of third parties securing the holder's obligations to purchase Common Shares under the Share Purchase Contracts ("Share Purchase Units"); the Company's guarantees of the PartnerRe Finance Debt Securities (the "Debt Securities Guarantees"); and the Company's guarantees of the Trust Preferred Securities (the "Trust Preferred Securities Guarantees"). The Debt Securities, Common Shares, Preferred Shares, Depositary Shares, Warrants, Trust Preferred Securities, Share Purchase Contracts, Share Purchase Units, Debt Securities Guarantees and Trust Preferred Securities Guarantees are herein referred to collectively as the "Securities." The Securities may be issued and sold from time to time after the Registration Statement, to which this opinion is an exhibit, becomes effective. The terms used herein, unless otherwise defined, have the meanings assigned to them in the Registration Statement.

                  The Company's Debt Securities may be issued under a senior indenture between the Company and JPMorgan Chase Bank, as Trustee (the "Company Senior Indenture"), or a subordinated indenture between the Company and JPMorgan Chase Bank, as Trustee (the "Company Subordinated Indenture"), in each case to be entered into prior to the issuance of the Company's Debt Securities, with certain terms of the Company's Debt Securities to be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of the Company's Debt Securities.

                  The PartnerRe Finance Debt Securities may be issued under a senior indenture between PartnerRe Finance, the Company, as Guarantor, and JPMorgan Chase Bank, as Trustee (the "PartnerRe Finance Senior Indenture"), a subordinated indenture between PartnerRe Finance, the Company, as Guarantor, and JPMorgan Chase Bank, as Trustee (the "PartnerRe Finance Subordinated Indenture"), or a junior subordinated indenture between PartnerRe Finance, the Company, as Guarantor, and JPMorgan Chase Bank, as Trustee (the "Junior Subordinated Indenture"), and each Debt Securities Guarantee may be issued by the Company pursuant to a senior, subordinated or junior subordinated debt securities guarantee agreement between the Company, as Guarantor, and JPMorgan Chase Bank, as Guarantee Trustee (the "Debt Securities Guarantee Agreements"), in each case to be entered into prior to the issuance of the related PartnerRe Finance Debt Securities, with certain terms of such PartnerRe Finance Debt Securities and the related Debt Securities Guarantee to be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of such PartnerRe Finance Debt Securities.

                  The Warrants may be issued pursuant to the terms of one or more warrant agreements (the "Warrant Agreements") to be entered into prior to the issuance of the Warrants, with certain terms of the Warrants to be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of the Warrants.

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PartnerRe Ltd.
December 14, 2001
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                  Trust Preferred Securities may be issued by either Capital
Trust pursuant to the terms of an amended and restated trust agreement among PartnerRe Finance, as Depositor, JPMorgan Chase Bank, as Property Trustee, Chase Manhattan Bank USA, National Association, as Delaware Trustee, and the Administrative Trustees named therein (each, an "Amended Trust Agreement"), and the related Trust Preferred Securities Guarantee may be issued by the Company pursuant to a trust preferred securities guarantee agreement between the Company, as Guarantor, and JPMorgan Chase Bank, as Guarantee Trustee (the "Trust Preferred Securities Guarantee Agreements"), in each case to be entered into prior to the issuance of the related Trust Preferred Securities, with certain terms of such Trust Preferred Securities and the related Trust Preferred Securities Guarantee to be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate actions to be taken relating to the issuance of such Trust Preferred Securities.

                  In rendering the opinions expressed herein, we have examined and are familiar with (i) the Registration Statement to which this opinion will be filed as an exhibit, (ii) the form of Company Senior Indenture filed as an exhibit to the Registration Statement, (iii) the form of Company Subordinated Indenture filed as an exhibit to the Registration Statement, (iv) the form of PartnerRe Finance Senior Indenture filed as an exhibit to the Registration Statement, (v) the form of PartnerRe Finance Subordinated Indenture filed as an exhibit to the Registration Statement, (vi) the form of Junior Subordinated Indenture filed as an exhibit to the Registration Statement, (vii) the Certificate of Trust of each Capital Trust, each dated as of December 11, 2001 and filed with the State of Delaware on December 11, 2001, (viii) the Trust Agreement of each Capital Trust, each dated as of December 11, 2001, between PartnerRe Finance, as Depositor, JPMorgan Chase Bank, as Property Trustee, Chase Manhattan Bank USA, National Association, as Delaware Trustee, and the Administrative Trustees named therein, (ix) the forms of Amended Trust Agreement, each filed as an exhibit to the Registration Statement, (x) the form of specimen Trust Preferred Security certificate, attached as an exhibit to each Amended Trust Agreement, (xi) the forms of Debt Securities Guarantee Agreement, each filed as an exhibit to the Registration Agreement and (xii) the forms of Trust Preferred Securities Guarantee Agreement, each filed as an exhibit to the Registration Agreement.

                  We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified copies or photocopies. In rendering the opinions expressed below, we have relied on factual representations by officials of the Company, PartnerRe Finance and each Capital Trust and statements of fact contained in the documents we have examined.

                  Based upon and subject to the foregoing and the qualifications expressed below, and having regard for legal considerations we deem relevant, we are of the opinion that:




             (i) Assuming the taking of appropriate corporate action by the Company and, if applicable, PartnerRe Finance and, as applicable, their respective shareholders, the effectiveness of the Registration Statement under the Securities Act, the qualification of the Company Senior Indenture, the Company Subordinated


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PartnerRe Ltd.
December 14, 2001
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                  Indenture, the PartnerRe Finance Senior Indenture, the
                  PartnerRe Finance Subordinated Indenture or the Junior Subordinated Indenture, as the case may be, under the Trust Indenture Act of 1939, as amended, the compliance with the "blue sky" laws of certain states, the due execution and delivery by the parties thereto of the Company Senior Indenture, the Company Subordinated Indenture, the PartnerRe Finance Senior Indenture, the PartnerRe Finance Subordinated Indenture or the Junior Subordinated Indenture, as the case may be, and each amendment of or supplement to the Company Senior Indenture, the Company Subordinated Indenture, the PartnerRe Finance Senior Indenture, the PartnerRe Finance Subordinated Indenture or the Junior Subordinated Indenture, as the case may be (each such indenture, as so amended or supplemented, being referred to in this paragraph as an "Indenture," and the trustee under any Indenture being referred to in this paragraph as a "Trustee"), that the relevant Indenture is consistent with the form thereof filed as an exhibit to the Registration Statement and that any equity securities which may underlie any convertible Debt Securities will be duly and validly authorized and reserved for issuance: the Debt Securities will be duly and validly authorized and, when the Debt Securities are duly executed by the Company and, if applicable, PartnerRe Finance, authenticated by the relevant Trustee and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the relevant Indenture and the applicable definitive purchase, underwriting or similar agreement, the Debt Securities will be valid and binding obligations of the Company and, if applicable, PartnerRe Finance, entitled to the benefits of the relevant Indenture, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             (ii) Assuming the taking of appropriate corporate action by the
                  Company and, as applicable, its shareholders, the effectiveness of the Registration Statement under the Securities Act, the compliance with the "blue sky" laws of certain states, the due execution and delivery by the parties thereto of a deposit agreement in the form described in the Registration Statement relating to Depositary Shares, and each amendment thereof or supplement thereto (each such deposit agreement, as so amended or supplemented, being referred to in this paragraph as a "Deposit Agreement"), that any Common Shares or Preferred Shares deposited pursuant to the relevant Deposit Agreement will be duly authorized and validly issued, that the relevant Deposit Agreement is consistent with the summary description thereof set forth in the Registration Statement, and that the Common Shares or Preferred Shares underlying such Depositary Shares will be deposited under the applicable Deposit Agreement with a bank or trust company which meets the requirements for the depositary set forth in the Registration Statement or in the supplement or supplements to the Prospectus included therein: the Depositary Shares will be duly and validly authorized and, when the depositary receipts evidencing rights in the Depositary Shares are duly executed by the relevant depositary and registered, and


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PartnerRe Ltd.
December 14, 2001
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                  the Depositary Shares sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts evidencing rights therein, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (iii) Assuming the taking of appropriate corporate action by the
                  Company and, as applicable, its shareholders, the effectiveness of the Registration Statement under the Securities Act, the compliance with the "blue sky" laws of certain states, the due execution and delivery by the parties thereto of the Warrant Agreement, and each amendment of or supplement to the Warrant Agreement, as the case may be (any such Warrant Agreement, as so amended or supplemented, being referred to in this paragraph as an "Amended Warrant Agreement"), that the relevant Amended Warrant Agreement is consistent with the summary description thereof contained in the Registration Statement, and that any Common Shares, Preferred Shares or Company's Debt Securities underlying the relevant Amended Warrant Agreement are duly authorized and validly issued: the Warrants will be duly and validly authorized and, when the Warrants are duly executed by the Company and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the relevant Amended Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement, the Warrants will be valid and binding obligations of the Company, entitled to the benefits of the relevant Amended Warrant Agreement, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


             (iv) Assuming the taking of appropriate corporate action by the
                  Company, the effectiveness of the Registration Statement under the Securities Act, the compliance with the "blue sky" laws of certain states, the due execution and delivery by the parties thereto of a Debt Securities Guarantee Agreement relating to the applicable PartnerRe Finance Debt Securities and each amendment thereof or supplement thereto, and that the relevant amendment or supplement of such Debt Securities Guarantee Agreement will be consistent with the form thereof filed as an exhibit to the Registration Statement: each Debt Securities Guarantee, when the applicable Debt Securities Guarantee Agreement is duly executed, delivered and endorsed, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws


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PartnerRe Ltd.
December 14, 2001
Page 6


                  affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              (v) Assuming the taking of appropriate corporate action by the
                  Company, the effectiveness of the Registration Statement under the Securities Act, the compliance with the "blue sky" laws of certain states, the due execution and delivery by the parties thereto of a Trust Preferred Securities Guarantee Agreement relating to the Trust Preferred Securities of the applicable Capital Trust and each amendment thereof or supplement thereto, and that the relevant amendment or supplement of such Trust Preferred Securities Guarantee Agreement will be consistent with the form thereof filed as an exhibit to the Registration Statement: each Trust Preferred Securities Guarantee, when the applicable Trust Preferred Securities Guarantee Agreement is duly executed, delivered and endorsed, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors' rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             (vi) Assuming the taking of appropriate corporate action by the
                  Company and, as applicable, its shareholders, the effectiveness of the Registration Statement under the Securities Act, the compliance with the "blue sky" laws of certain states, the due authorization, execution and delivery by the parties thereto of Share Purchase Contracts as described in the Registration Statement and each amendment thereof or supplement thereto (any such Share Purchase Contract, as so amended or supplemented, being referred to in this paragraph and in paragraph (vii) below as an "Amended Share Purchase Contract"), that each Amended Share Purchase Contract is consistent with the summary description thereof set forth in the Registration Statement, and that any Common Shares underlying the relevant Amended Share Purchase Contract, and any of the Company's Debt Securities, PartnerRe Finance senior debt securities, PartnerRe Finance subordinated debt securities, Preferred Shares, Trust Preferred Securities or debt obligations of third parties issued as security for the relevant Amended Share Purchase Contracts as part of relevant Share Purchase Units are duly authorized and validly issued: the Amended Share Purchase Contracts, when duly executed and delivered at the price and in accordance with the terms set forth in the Registration Statement, any amendments thereto and any supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, will be legal and valid obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).



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PartnerRe Ltd.
December 14, 2001
Page 7


            (vii) Assuming the taking of appropriate corporate action by the
                  Company and, as applicable, its shareholders, the effectiveness of the Registration Statement under the Securities Act, the compliance with the "blue sky" laws of certain states, the due authorization, execution and delivery by the parties thereto of the Amended Share Purchase Contracts comprising a part of the Share Purchase Units as described in the Registration Statement and each amendment thereof or supplement thereto, that each Share Purchase Unit is consistent with the summary description thereof set forth in the Registration Statement, and that any Common Shares underlying the relevant Amended Share Purchase Contracts and any of the Company's Debt Securities, PartnerRe Finance senior debt securities, PartnerRe Finance subordinated debt securities, Preferred Shares, Trust Preferred Securities or debt obligations of third parties issued as security for the relevant Amended Share Purchase Contracts as part of the Share Purchase Units are duly authorized and validly issued: the Share Purchase Units, when duly executed and delivered at the price and in accordance with the terms set forth in the Registration Statements, the supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, will be legal and valid obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

           (viii) Each Capital Trust is validly existing in good standing as a business trust under the Business Trust Act of the State of Delaware.

             (ix) Assuming the taking of appropriate corporate and trust action by the Company, PartnerRe Finance and the applicable Capital Trust, the effectiveness of the Registration Statement under the Securities Act, any necessary qualification of the applicable Amended Trust Agreement and/or the applicable Junior Subordinated Indenture, as the case may be, under the Trust Indenture Act of 1939, as amended, the compliance with the "blue sky" laws of certain states, the due execution and delivery by the parties thereto of the applicable Amended Trust Agreement and Junior Subordinated Indenture, and each amendment of or supplement to such Amended Trust Agreement (any such Amended Trust Agreement, as so amended or supplemented, being referred to in this paragraph and in paragraph (x) below as a "Further Amended Trust Agreement," and the trustees under any such instrument being referred to in this paragraph as "Trustees") or such Junior Subordinated Indenture (any such Junior Subordinated Indenture, as so amended or supplemented, being referred to in this paragraph as an "Amended Junior Subordinated Indenture"), as the case may be, and that the relevant Further Amended Trust Agreement and Amended Junior Subordinated Indenture is consistent with the respective forms thereof filed as an exhibit to the Registration Statement: the Trust Preferred Securities of the applicable Capital Trust, when duly executed by such Capital Trust, authenticated by the relevant Trustee and sold and delivered at the price and in


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PartnerRe Ltd.
December 14, 2001
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                  accordance with the terms set forth in the Registration
                  Statement, the supplement or supplements to the Prospectus included therein and the related Further Amended Trust Agreement and the applicable definitive purchase, underwriting or similar agreement, will represent valid and, subject to the qualifications set forth in paragraph (x) below, fully paid and nonassessable undivided beneficial interests in the assets of such Capital Trust.

            (x) Assuming the taking of appropriate corporate and trust action by the Company, PartnerRe Finance and the applicable Capital Trust, the due execution and delivery by the parties thereto of the applicable Further Amended Trust Agreement and Amended Junior Subordinated Indenture, as the case may be, and that the relevant Further Amended Trust Agreement and Amended Junior Subordinated Indenture is consistent with the respective forms thereof filed as an exhibit to the Registration Statement: the holders of the Trust Preferred Securities of the applicable Capital Trust, as beneficial owners of such Capital Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the holders of each Capital Trust's Trust Preferred Securities may be obligated to make payments as set forth in the applicable Further Amended Trust Agreement.

                  We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware, the Business Trust Act of the State of Delaware and the federal laws of the United States of America. Insofar as the opinions expressed herein relate to or depend upon matters governed by the laws of the Islands of Bermuda, we have relied upon the opinion of Ms. Christine Patton, general counsel of the Company, dated the date hereof, which is being filed as Exhibit 5.1 to the Registration Statement. We believe that you and we are justified in relying thereon.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Opinions" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.

                                      Very truly yours,

                                      /S/ Willkie Farr & Gallagher